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                                                                     Exhibit 2.2

               SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER
               ------------------------------------------------


     This Second Amendment to Agreement and Plan of Merger ("Second Amendment") dated as of January 11, 1996, by and among ADVANCED MICRO DEVICES, INC., a Delaware corporation ("AMD"), AMD MERGER CORPORATION, a Delaware corporation ("AMD Merger"), and NEXGEN, INC., a Delaware corporation ("NexGen"), amends the Agreement and Plan of Merger dated as of October 20, 1995, as amended by the Amendment to Agreement and Plan of Merger dated as of December 11, 1995 (the "Agreement"), by and among the parties to this Second Amendment.

     A. At the Effective Time, NexGen shall be merged with and into AMD, whereupon the separate existence of NexGen shall cease and AMD shall be the surviving corporation and AMD Merger shall not be a constituent corporation of the Merger.

     B. The parties have agreed to further amend the Agreement, as more fully set forth below.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Section 1.10 of the Agreement is amended by adding thereto the following sentence:

          "Notwithstanding, in the event that the Merger is restructured, as contemplated by Section 1.1, and NexGen shall be merged with and into AMD, then at the Effective Time of the Merger (i) the Certificate of Incorporation and Bylaws of AMD, as in effect immediately prior thereto, shall be and remain the Certificate of Incorporation and Bylaws of the surviving corporation until thereafter amended in accordance with applicable law, and (ii) the officers and directors of AMD shall be and remain the officers and directors of the surviving corporation until thereafter changed in accordance with applicable law."


     2. Except as modified by this Second Amendment, the Agreement remains in full force and effect.


     3. This Second Amendment may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first set forth above.



                                 ADVANCED MICRO DEVICES, INC.



                                 By:  /s/ W.J. Sanders III
                                      ------------------------------
                                      W.J. Sanders III



                                 AMD MERGER CORPORATION



                                 By: /s/ W.J. Sanders III
                                     -------------------------------
                                     W.J. Sanders III



                                 NEXGEN, INC.



                                 By: /s/ S. Atiq Raza
                                     -------------------------------
                                     S. Atiq Raza

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